UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MYOMO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b).

April 28, 2023

Dear Myomo Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Myomo, Inc. (the “Company”) to be held on Wednesday, June 7, 2022 at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/ MYO and register to attend the meeting.

At this year’s virtual Annual Meeting, our stockholders will be asked to:

1.	elect the nominees for Class III directors, who are named in the Proxy Statement;

2.	approve in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in the Proxy Statement;

3.	approve in an advisory (non-binding) vote, the frequency of advisory (non-binding) votes on the compensation of our named executive officers;

4,	ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.

approve the adoption of Amendment No. 2 to the Myomo 2018 Stock Option and Incentive Plan (the “Amended 2018 Plan”), which increases the shares available under the Amended 2018 Plan by 1,350,000 shares; and

6.	transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Board of Directors unanimously recommends that you vote FOR the election of the director nominees, FOR the compensation of our executive officers, approve an advisory vote on executive compensation every THREE years, FOR ratification of the appointment of Marcum LLP, and FOR the adoption of Amendment No. 2 to the 2018 Stock Option and Incentive Plan

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxydocs.com/MYO. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the virtual meeting, please carefully review the proxy materials and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote during the meeting if you decide to attend the virtual Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of and continued interest in Myomo.

Sincerely,

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

137 Portland St., 4th Floor

Boston, MA 021114

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2023

Notice is hereby given that Myomo, Inc. will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 7, 2023 at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/MYO and register to attend the meeting. You must register prior to the registration deadline of June 2, 2023 at 5:00 p.m. Eastern Time. The Annual Meeting will be held to accomplish the following purposes:

•

elect two Class III directors, namely Paul Gudonis and Thomas F. Kirk, to hold office until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

•	approve on an advisory (non-binding) basis the compensation of our named executive officers disclosed in this Proxy Statement;

•	approve on an advisory (non-binding) basis the frequency of advisory (non-binding) shareholder votes on executive compensation;

•	ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	approve the adoption of Amendment No. 2 to the Myomo, Inc. 2018 Stock Option and Incentive Plan; and

•	transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 12, 2023 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 12, 2023 or hold a valid proxy for the Annual Meeting. In order to attend, you must register in advance. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2023 Annual Meeting in person.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on the proxy card regarding your voting options. You may vote at the virtual Annual Meeting, by submitting your proxy via the Internet, by mail or by telephone.

By Order of the Board of Directors,

Paul R. Gudonis

President and Chief Executive Officer

Boston, MA

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Myomo 2023 Annual Meeting of Stockholders to Be Held on June 7, 2023: The Notice of 2023 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/MYO. In order to attend the virtual annual meeting, you must register in advance at www.proxydocs.com/MYO prior to the registration deadline of June 2, 2023 at 5:00 p.m. Eastern Time. You will not be able to attend the 2023 Annual Meeting in person.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2023

GENERAL INFORMATION

Our board of directors has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the board of directors’ solicitation of proxies for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting will be held at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholders meeting held at www.proxydocs.com/MYO. We made this Proxy Statement available to stockholders beginning on April 28, 2023.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2023.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 7, 2023:

This proxy statement, the accompanying proxy card or voting instruction card and our 2022 Annual Report on Form 10-K are available at www.proxydocs.com/MYO.

In this Proxy Statement the terms the “Company,” “we,” “us,” and “our” refer to Myomo, Inc. The mailing address of our principal executive offices is Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114.

Record Date:	April 12, 2023

Quorum:	A majority of the outstanding shares of common stock entitled to vote must be present in person, by remote communication, if applicable or represented by proxy duly authorized to constitute a quorum.

Shares Outstanding:	20,922,918 shares of common stock outstanding as of April 12, 2023.

Voting:	There are four ways a stockholder of record can vote:

(1)

By Proxy over the Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you requested to receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2)	By Telephone: If you requested to receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3)	By Mail: If you requested to receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)

During the Meeting: If you are a stockholder as of the record date, you may vote during the virtual Annual Meeting by following the instructions available at www.proxydocs.com/ MYO. Submitting a proxy will not prevent stockholders from attending the virtual Annual Meeting, revoking their earlier-submitted proxy, and voting during the meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by the start of the Annual Meeting, unless otherwise specified on the proxy card Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the virtual Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Corporate Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the virtual Annual Meeting:

For Proposal One, the election of the two Class III nominees requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. The nominees receiving the highest number of affirmative votes entitled to vote and cast will be elected as Class III directors.

For Proposal Two, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve on an advisory (non-binding) basis the compensation of our named executive officers disclosed in this Proxy Statement.

For Proposal Three, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to determine on an advisory (non-binding) basis, the frequency of advisory (non-binding) votes on the executive compensation of our named executive officers. The option receiving the most affirmative votes will be the one recommended by the stockholders to our board of directors regarding the frequency of advisory votes on the compensation of our named executive officers.

For Proposal Four, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

For Proposal Five, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve the adoption of Amendment No. 2 to the Myomo, Inc. 2018 Stock Option and Incentive Plan.

Effect of Withheld Votes, Abstentions and Broker Non-Votes	Withheld votes, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” on Proposal One will have no effect on the election of directors. Abstentions will have the effect of a vote against Proposals Two, Three, Four, and Five.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Four, the ratification of the appointment of Marcum LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted on the other Proposals unless you affirmatively provide the broker instructions on how to vote. Broker non-votes will have no effect on the outcome of the vote on each proposal.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote in accordance with the recommendations of our board of directors as described herein: for the election of the nominees for Class III directors, for the approval (non-binding) of the compensation of our named executive officers, for a frequency of three years for an advisory vote on executive compensation, for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and for the approval of Amendment No. 2 to our 2018 Stock Option and Incentive Plan. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding	Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: Investor Relations, or call (617) 398-2435, or email IR@myomo.com.

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE ELECTION OF CLASS III DIRECTORS

Number of Directors; Board Structure

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors currently consists of five members. Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the 2024 Annual Meeting. The term of the Class II directors expires at the 2025 Annual Meeting and the term of the Class III directors expires at the Annual Meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

The following presents our current directors, their respective term on the board of directors, ages and positions as of April 12, 2023:

Name	Age	Position
Directors whose terms will expire at the 2023 Annual Meeting
Thomas F. Kirk(1)(2)(3)	77	Lead Independent Director
Paul R. Gudonis	69	President, Chief Executive Officer and Chairman of the Board of Directors
Directors whose terms will expire at the 2024 Annual Meeting
Thomas A. Crowley, Jr.(1)(2)(3)	76	Director
Milton M. Morris (2)	53	Director
Directors whose terms will expire at the 2025 Annual Meeting
Amy Knapp(1)(3)	67	Director
Yitzchak Jacobovitz(3)	47	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Nominees

Based on the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Thomas F. Kirk and Paul Gudonis for election as Class III directors to serve for a three-year term ending at the 2026 annual meeting or until her successor is elected and qualified. Mr. Kirk and Mr. Gudonis Amy Knapp are current members of our board of directors and have consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of the nominee. If a nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may not vote for a substitute nominee and instead leave a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board of directors. We have no reason to believe that the nominee will be unwilling or unable to serve if elected as a director.

Vote Required

The election of the two Class III nominees requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Shares voting “withheld” on Proposal One will have no effect on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES.

The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom the board of directors has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the NYSE American (“NYSE American”). The Company has determined that, with the exception of Mr. Gudonis, our President and Chief Executive Officer, all of our other directors qualify as “independent” directors.

Nominees for Election for a Three-Year Term Ending at the 2026 Annual Meeting

Thomas F. Kirk has been a member of our board of directors since September 2014 and lead independent director since October 2016. Mr. Kirk has been the Chief Executive Officer, a member of the board of directors of American Surgical Professionals since June 2013 and in January 2018 he was voted Chairman. Mr. Kirk was the Chief Executive Officer of Hanger Orthopedic Group, Inc. from March 2008 until May 2012 and served as its Chief Operating Officer from January 2002 to February 2008. Mr. Kirk also served as a Director on Hanger’s Board from January 2002 to May 2014. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company that was retained by Hanger in 2001 to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full-service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he held several positions and most recently served as Senior Vice President and Chief Financial Officer for Rhone Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to October 1987, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this, he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing and an MBA degree in finance from the University of Pittsburgh. He also holds a BS degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer. We believe Mr. Kirk’s experience in leading management teams in finance, strategic planning and business development provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Paul R. Gudonis has been our Chairman of the board of directors since August 2016 and our Chief Executive Officer and a director of our company since July 2011. Mr. Gudonis was also appointed President in February 2017. He brings 40 years of experience in launching new technology-based products and services to our company. His career spans the fields of software, telecommunications, internet services, and robotics. Prior to joining our company, Mr. Gudonis served as President at FIRST Robotics, or FIRST, from October 2005 until June 2010. Prior to his position at FIRST, Mr. Gudonis was the Chief Executive Officer of Centra Software, Inc., from August 2003 until April 2005. Mr. Gudonis was also the Chief Executive Officer of Genuity, Inc. from January 2000 until March 2003. He has also served as Chairman of the Massachusetts High Tech Council. Mr. Gudonis is a member of the Dean’s Advisory Council at his alma mater, Northwestern University’s McCormick School of Engineering, where he earned his degree in electrical engineering. At McCormick, he serves on advisory boards of the Biomedical Engineering Department and NUvention medical device innovation program. He also earned his MBA degree from Harvard University. We believe Mr. Gudonis’s academic and executive experience, engineering background and substantive experience in growing early stage ventures provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Directors Continuing in Office Until the 2024 Annual Meeting

Thomas A. Crowley, Jr. has been a member of our board of directors since March 2012. Mr. Crowley is currently Chief Executive Officer of Vertical Spine, LLC and has served on its board of directors since July 2011. He has also served on the board of Cascade Medical Enterprises, LLC since January 2008. He also served as Chairman of Core Essence Orthopedics, Inc. from March 2011 until March 2012. Mr. Crowley was a board member of Aircast, LLC from September 2003 until May 2006 and was a board member of and Freedom Innovations from March 2011 until June 2013, and member of the Corporate Advisory Council and American Society for Surgery of the Hand from January 2010 and December 2011, respectively. Prior to his current role, Mr. Crowley was also President of Small Bone Innovations, Inc. from February 2008 until February 2011. He also served as Managing Director—Healthcare Investment Banking at Friedman Billings Ramsey from September 2006 until January 2008. Mr. Crowley holds a BA from Fairfield University, an MS from Columbia University School of Business and is a Graduate, U.S. Army Command and General Staff College, Ft. Leavenworth, KS. We believe Mr. Crowley’s executive experience, and his financial, investment and management experience provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Milton M. Morris, Ph.D., NACD.DC, has been a member of our board of directors since June 2021. Dr. Morris is a certified corporate director who serves both public and private companies and is a former Chairman & CEO. Dr. Morris has over 30 years of operating & oversight experience within large and small cap companies and is nationally recognized for his leadership in successful commercialization of high-tech medical devices. Dr. Morris has a successful track record of leading turnarounds, building high performing teams and growing value in highly regulated global markets. Dr. Morris was formerly the Chairman of the board of directors, President and Chief Executive Officer of Neuspera, a clinical stage privately held company. Dr. Morris restarted Neuspera in July 2015. During his tenure, Neuspera experienced significant growth in valuation and received FDA approval for its ultraminiaturized neurostimulator system for pain. Prior to joining Neuspera, Dr. Morris was the Sr. Vice President of Research & Development and Emerging Therapies at Cyberonics (now LivaNova) from January 2009 to December 2014, where he assembled and led an R&D team that pioneered the first closed-loop vagus nerve stimulation device for Epilepsy. Dr. Morris was employed by Guidant Corporation and its successor, Boston Scientific Corporation from August 1996 to August 2007. During his tenure, he held several positions, including Principal Research Scientist; Director, Research & Development; and Director, Marketing where he served as the Arrhythmia Franchise leader with responsibilities for both the implantable pacemaker and defibrillator businesses for the Cardiac Rhythm Management division of Boston Scientific. Prior to joining Guidant, Dr. Morris spent five years working as a Research Assistant in the Medical Computing Laboratory at the University of Michigan in collaboration with the electrophysiology group at the University of Michigan hospital and the Michigan Heart and Vascular Institute. During this period, Dr. Morris was awarded fellowships from the National Science Foundation (NSF) and the National Institutes of Health (NIH) in support of his research on the development of novel approaches to low power arrhythmia classification algorithms designed for implantable defibrillators. Dr. Morris is named as an inventor on over 30 patents and an author on 20 peer reviewed publications, book chapters, abstracts and scientific presentations. Dr. Morris serves as a Trustee for Northwestern University and as a Fellow in the American Institute for Medical and Biological Engineering (AIMBE) where he was recently inducted for contributions to developing and commercializing innovations in bioelectronic medicine. Dr. Morris is also a member of the board of directors of embecta Corporation and Nordson Corporation. Dr. Morris received an MBA from the Kellogg School of Management, a Masters and Ph.D. in Electrical Engineering from the University of Michigan and a Bachelor of Science in Electrical Engineering from Northwestern University. We believe Dr. Morris’s executive experience in the medical device industry and his experience in developing and successfully launching new medical device products qualifies him to serve on our board of directors.

Directors Continuing in Office Until the 2025 Annual Meeting

Amy Knapp has been a member of our board of directors since July 2016. Ms. Knapp brings 40 years of experience in healthcare, working for health plans and health insurance companies. In December 2022, Ms. Knapp retired from her role as National President, Markets for Bright HealthCare, where in her three years she led the growth of the ACA business from 50k to over 1.1 million members. Previously Ms. Knapp worked for 10 years at United Healthcare as a Regional CEO and National President for various UHC business units, with annual revenues as high as $15 billion. Prior to UHC Ms. Knapp worked at Prudential HealthCare, leading their Florida market. In addition to her background with health insurance companies she has served in many advisory and board roles where she has been involved with acquisitions in the digital health (sale of WellPass to Welltok); population health spaces (sale of Alere Health to Optum); and health plans (sale of Affinity Health Plan to Molina). Ms. Knapp serves on several healthcare-related boards, including The Commons Project, a global tech non-profit. Ms. Knapp holds a BA degree from Pomona College, Claremont, California and an MBA degree from the University of Southern California. We believe Ms. Knapp’s executive experience, management experience and substantive experience working with companies in the health industry provide the requisite qualifications, skills, perspectives and experience that make her well qualified to serve on our board of directors.

Yitzchak Jacobovitz was appointed to our board of directors on January 27, 2023. Mr. Jacobovitz is currently a partner and lead healthcare analyst at AIGH Capital Management and affiliates (“AIGH”), where he has significantly grown AIGH’s healthcare footprint since joining in 2014. Prior to AIGH, Mr. Jacobovitz was a managing director at Capstone, a policy research firm and an analyst at Leap Tide Capital, a special situations hedge fund. Mr. Jacobovitz earned his Masters in Business Administration from Johns Hopkins University and is a Chartered Financial Analyst. We believe Mr. Jacobovitz’s experience and success in investing in healthcare companies provides the skills, perspective and experience that qualify him to serve on our board of directors.

Executive Officers

The following presents our current executive officers and their respective ages and positions as of April 13, 2022:

Name	Age	Position
Paul R. Gudonis	69	President, Chief Executive Officer and Chairman of the Board of Directors
David A. Henry	61	Chief Financial Officer
Micah J. Mitchell	47	Chief Commercial Officer
Dr. Harry Kovelman	64	Chief Medical Officer

See the section of this Proxy Statement captioned “—Nominees for Election for a Three-Year Term Ending at the 2026 Annual Meeting” for Mr. Gudonis’ biography.

David A. Henry has been our Chief Financial Officer since February 2019. Mr. Henry brings over 35 years of financial, leadership and management experience in high technology manufacturing companies. From April 2004 to July 2007 he was Chief Financial Officer of AMI Semiconductor, a NASDAQ listed company. From July 2007 through June 2017, Mr. Henry was Chief Financial Officer of American Semiconductor Corporation, a NASDAQ listed company. From August 2017 until February 2019, he was Chief Financial Officer of Eos Energy Storage LLC, a privately-held company and manufacturer of grid-scale energy systems for utilities and renewable project developers. Mr. Henry is a Certified Public Accountant. He earned his MBA from Santa Clara University and his BS in Business Administration from the University of California, Berkeley.

Micah J. Mitchell has been our Chief Commercial Officer since July 2018. Prior to joining our company, from June 2016 to December 2018, Mr. Mitchell served as Vice President, N.A. Commercial Operations and Business Development for Invacare Corporation (NYSE: IVC), a durable medical equipment manufacturer and distributor. From March 2015 to June 2016, he was a Regional Vice President for Numotion, a privately-held provider of individually configured, medically necessary mobility products and services. Micah was the Managing Member for Wheelchair Vans, LLC, a wheelchair accessible van rental and sales business, which he started in December of 2011 and ran until June 2015. From 2008 to 2012, he served as Director of Sales at Alliance Seating & Mobility, a privately-held custom wheelchair business. Mr. Mitchell has an MBA from the McCombs School of Business at the University of Texas at Austin and a BS in Economics from Baylor University.

Dr. Harry Kovelman joined us as Chief Medical Officer in November 2020. Dr. Kovelman brings 25 years of experience in medical devices and pharmaceuticals, including roles as Senior Vice President Medical Affairs for Helius Medical Technologies from April 2017 to October 2020 and Vice President, Medical Affairs for Pacira Pharmaceuticals from 2014-2017. He also held a senior executive role at Convatec from 2010 to 2014. He is the author of several papers on rehabilitation procedures and has presented at numerous professional conferences on various innovations in healthcare products and services. His responsibilities have included leading launch initiatives for innovative products, KOL development, creating scientific platforms, publication planning and working cross functionally with other parts of the organization to ensure the appropriate and compliant communication of scientific and clinical information to health care professionals, the payer community and patients for both educational and clinical purposes. Dr. Kovelman received his Doctor of Medicine degree through the fifth pathway program at University of Maryland, University Hospital in Baltimore Maryland. His undergraduate work was completed at University of Maryland with a Bachelor of Science degree in psychology.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our board of directors held 6 regular meetings in 2022. During their respective terms of service, each director attended at least 75% of all meetings of the board of directors during 2022. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to try to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors at the time attended the 2022 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

A current copy of our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, which is located at www.myomo.com.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and, without prior approval, derivative transactions of our stock by our executive officers, directors and specified other employees and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors and specified other employees and their respective affiliates from borrowing against company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Independence of the Board of Directors

Our board of directors has determined that Messrs. Kirk, Crowley, Morris, Jacobovitz and Ms. Knapp each satisfy the requirement for independence set out in Section 803 of the NYSE American rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE American rule referenced above. A majority of the members of our board of directors are independent under NYSE American rules.

Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates in connection with its evaluation of a director candidate, including through candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the board of directors’ selection as nominees for the board of directors and as candidates for appointment to the board of directors’ committees. The nominee shall have high standards of personal and professional ethics and integrity, shall have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, shall have skills that are complementary to those of the existing board of directors, shall have the ability to assist and support management and make significant contributions to the Company’s success and shall have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

In evaluating proposed director candidates, the nominating and corporate governance committee will consider, in addition to the minimum qualifications and other criteria for board of directors membership approved by the board of directors from time to time, the current size and composition of the Board and the needs of the board of directors and the respective committees of the board of directors, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like and any other factors that the nominating and corporate governance committee may consider appropriate. When the nominating and corporate governance committee considers diversity, it will consider diversity of experience, skills, viewpoints, race and gender, as it deems appropriate.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Corporate Secretary at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Securityholder and Interested Party Communications

The board of directors provides to every securityholder and interested party the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for securityholder and interested party communication. For a communication directed to the board of directors as a whole, securityholders and interested parties may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: Chairman of the Board of Directors.

For a communication directed to an individual director in his capacity as a member of the board of directors, securityholders and interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our board of directors believes that as Chief Executive Officer, Mr. Gudonis is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board based upon the board’s view of what is in the best interests of our company. Accordingly, the board of directors periodically reviews its leadership structure.

Our board of directors has appointed Mr. Kirk to serve as our lead independent director. As lead independent director, Mr. Kirk presides over meetings of our independent directors, serves as a liaison between our Chairman of the Board of Directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our chief financial officer provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our chief financial officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Risks Related to Compensation Policies and Practices

In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Board Committees

Our board of directors has established three standing committees–audit, compensation and nominating and corporate governance. We have appointed persons to the board of directors and committees of the board of directors as required to meet the corporate governance requirements of the NYSE American. The audit committee, compensation committee and nominating and corporate governance committee all operate under charters approved by our board of directors (copies of which can be found on our website, along with our corporate governance guidelines, by visiting www.myomo.com and clicking through “News & Investors” and “Corporate Governance”). During the fiscal year ended December 31, 2022, the audit committee met 7 times, the compensation committee met 6 times and the nominating and corporate governance committee met 4 times. During their respective terms of service, each director attended at least 75% of all meetings of the committees on which they then served, which were held during 2022.

Board and Committee Evaluations

The nominating and corporate governance committee oversees the regular Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their next meeting in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, and areas for possible improvement. The resulting information was compiled and summarized and then reviewed and discussed at a subsequent Board meeting. The nominating and corporate governance committee establishes the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Audit Committee

We have a separately designated standing audit committee of our board of directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently comprised of three of our independent directors: Thomas Kirk, Amy Knapp and Thomas Crowley. Ms. Knapp is the Chair of our audit committee.

Our board of directors has determined that each of the members of our audit committee is “independent” within the meaning of the rules of the NYSE American and the SEC, including for audit committee purposes, and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE American. In addition, our board of directors has determined that Ms. Knapp is an “audit committee financial expert” as defined by the SEC. Our audit committee operates under a written charter. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal accounting function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal accounting staff, registered public accounting firm and management;

•	reviewing and approving or ratifying related party transactions; and

•	preparing the audit committee reports required by SEC rules.

Compensation Committee

The members of the compensation committee are Thomas Crowley, Thomas Kirk and Milton Morris. Mr. Crowley is the Chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is “independent” within the meaning of the rules of the NYSE American. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter. The compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

•	review and assess the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

•	preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Thomas Kirk, Thomas Crowley, Yitzchak Jacobovitz and Amy Knapp. Mr. Kirk is the Chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of the NYSE American. Our nominating and corporate governance committee operates under a written charter. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending corporate governance principles to the board; and

•	overseeing periodic evaluations of board members.

Our board of directors may from time to time establish other committees.

Director Compensation

The following table presents the total compensation for each person who served as a member of our board of directors during the year ended December 31, 2022. Total compensation for Mr. Gudonis for services as an employee is presented in “Executive Compensation—Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Total ($)
Thomas A. Crowley, Jr. (2)	$70,000	$—	$70,000
Thomas F. Kirk (3)	$70,000	$—	$70,000
Amy Knapp (4)	$70,000	$—	$70,000
Milton Morris (5)	$65,000	$—	$65,000

(1)

Amounts reported in this column reflect the grant date fair value of restricted stock units granted to directors in accordance with FASB ASC Topic 718. In order to allow for more stock available to grant to employees, directors did not authorize a stock grant for themselves in 2022. As od December 31, 2022, none of our directors held unvested restricted stock units.

(2)	As of December 31, 2022, Mr. Crowley held options to purchase 312 shares of common stock
(3)	As of December 31, 2022, Mr. Kirk held options to purchase 364 shares of common stock.
(4)	As of December 31, 2022, Ms. Knapp held options to purchase 312 shares of common stock.
(5)	As of December 31 ,2022, Mr. Morris did not hold any options to purchase shares of common stock,

Each of our non-employee directors are entitled to receive an annual cash retainer of $50,000, paid quarterly. In addition, our non-employee directors are entitled to receive $30,000 paid in the form of restricted stock units, which vest over four quarters. We issued 2,945 restricted stock units to each of our non-employee directors on June 9, 2021, which vested quarterly though June 9, 2022. In lieu of a restricted stock unit grant covering the twelve months ended June 8, 2023, in order to preserve shares available to grant to employees, our directors elected to receive the stock award portion of their compensation in cash until the 2023 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our shares of common stock that were beneficially owned on March 31, 2023 by: (1) each holder of more than 5% of our common stock; (2) each director; (3) each named executive officer; and (4) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within 60 days of March 31, 2023. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, the applicable percentage ownership is based on 20,922,503 shares of common stock outstanding as of March 31, 2023, including any shares that such person or persons has the right to acquire within 60 days of March 31, 2023 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Myomo, Inc., 137 Portland St., 4th Floor, Boston Massachusetts 02114.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Paul R. Gudonis (1)	395,830	1.9%
David A. Henry (2)	114,276	*
Harry Kovelman (3)	15,959	*
Thomas A. Crowley, Jr. (4)	312	*
Thomas F. Kirk (5)	30,375	*
Amy Knapp (6)	19,935	*
Milton Morris (7)	2,945	*
Yitzchak Jacobovitz (8)	77,156	*
Executive officers and directors as a group (8 persons) (9)	686,407	3.2%
Beneficial Owners of 5% of our Common Stock
AIGH Capital Management, LLC (10)	2,000,000	9.6%
Globis Capital Partners , LP. (10)	1,500,000	7.1%
Strategic Risk LLC (11)	1,057,279	5.1%

*	Represents beneficial ownership of less than one percent.
(1)

Consists of (i) 386,262 shares of common stock, (ii) 3,568 shares of common stock issuable upon the exercise of stock options, and (iii) 6,000 shares issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020 . This amount does not include 134,083 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within sixty days of March 31, 2023.

(2)

Consists of (i) 109,110 shares of common stock, (ii) 1,666 shares of common stock issuable upon the exercise of stock options, and (iii) 3,500 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020. This amount does not include 81,417 restricted stock units, which will not vest within 60 days of March 31, 2023

(3)

Consists of (i) 12,084 shares of common stock, (ii) 3,125 shares of common stock issuable upon the exercise of stock options, and (iii) 750 shares of common stock to be issued in conjunction with vested restricted stock units. This amount does not include 58,583 shares of common stock issuable upon the vesting restricted stock units, which will not vest within sixty days of March 31, 2023 and 1,875 shares of common stock issuable upon the exercise of stock options, which are not exercisable within sixty days of March 31, 2023.

(4)	Consists of 312 shares of common stock issuable upon the exercise of stock options.
(5)

Consists of (i) 26,511 shares of common stock, (ii) 364 shares of common stock issuable upon the exercise of stock options, and (iii) 3,500 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020.

(6)	Consists of (i) 19,623 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options.
(7)	Consists of 2,945 shares of common stock.
(8)	Consists of 77,156 shares issuable upon exercise of pre-funded warrants issued in conjunction with our equity offering in January 2023.
(9)

Consists of (i) 585,154 shares of common stock, (ii) 10,347 shares of common stock issuable upon the exercise of stock options, (iii) 750 shares of common upon to be issued in conjunction with vested restricted stock units. (iv) 13,000 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020, and (v) 77,156 shares of common stock to be issued upon the exercise of pre-funded warrants issued in conjunction with our equity offering in January 2023. This amount does not include 315,958 restricted stock units, which do not vest within sixty days of March 31, 2023 and 1,875 shares of common stock issuable upon the exercise of stock options, which are not exercisable within sixty days of March 31, 2023.

(10)	Based on a Schedule 13G filing dated January 12, 2023.
(11)	Based on a Schedule 13G filing dated March 28, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2022.

PROPOSAL TWO ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act requiring that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The Compensation Committee of our Board of Directors believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders.

Accordingly, the following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Myomo, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers of Myomo, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in the Proxy Statement for this Annual Meeting.”

This vote is advisory, which means that the vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS.

EXECUTIVE COMPENSATION

Our named executive officers for 2022 are:

•	Paul R. Gudonis;

•	David A. Henry; and

•	Harry Kovelman.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Paul R. Gudonis,	2022	300,000	—	167,250	—	45,000	13,793	526,043
Chief Executive Officer	2021	268,154	—	498,395	—	191,023	—	957,572
David A. Henry	2022	224,056	—	92,545	—	34,222	14,819	365,642
Chief Financial Officer	2021	217,427	—	249,198	—	150,965	620	618,210
Harry Kovelman,	2022	234,008	—	62,440	—	29,503	14,073	340,024
Chief Medical Officer	2021	220,508	—	102,171	—	124,453	—	447,132

(1)

Amounts reflect the aggregate grant date fair value of time-based and performance restricted stock units awarded to the named executive officer in the year ended December 31, 2022 and 2021, as applicable, in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards. The value of performance-based restricted stock units was derived based on the probable value to the grantee at vesting as determined on the grant date. Assuming maximum performance, the performance restricted stock units granted during the year ended December 31, 2021 would have had a maximum grant date fair value of $845,600 for Mr. Gudonis, $422,800 for Mr. Henry and $173,348 for Mr. Kovelman.

(2)

Represents cash bonuses paid to the named executive officers with respect to performance in 2022 and 2021. For 2021, the Compensation Committee directed a portion of the bonus be paid in the form of fully vested restricted stock units, with a grant date fair value of $19,011 for Mr. Gudonis, $19,000 for Mr. Henry and $16,000 for Mr. Kovelman.

(3)	For 2022, amounts consist of 401(k) match contributions. For 2021, amounts represent payment by us for a parking pass.

Narrative Disclosure to Summary Compensation Table

Our compensation committee reviews compensation annually for all employees, including our executives. In setting executive base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short -and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

Our compensation committee is responsible for determining the compensation for all our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives. We also review the compensation practices for other publicly traded companies in similar industries and of similar market capitalization. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer.

Base Salary

Each named executive officer’s base salary noted above is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience.

Annual Performance Bonuses

Our annual performance bonus program is intended to reward our named executive officers for meeting objective or subjective individual and/or company-wide performance goals for a fiscal year. For the years ended December 31, 2022 and 2021, 80% of our named executive officers target bonus was based on the achievement of revenue and operating loss targets (excluding stock-based compensation), which were equally weighted (the “Corporate Bonus Amount”) and 20% was based on individual performance subjectively determined by the Compensation Committee. Our named executive officers could earn between 0% of 200% of the Corporate Bonus Amount depending upon actual results for the aforementioned metrics. Assuming maximum achievement of the corporate and subjective portions of the bonus, our named executive officers were eligible for a maximum bonus equal to 180% of their target bonus for the year ended December 31, 2022.

Long Term Equity Incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Employment Agreements

Paul R. Gudonis:

On April 22, 2021, we entered into a renewed employment agreement with Mr. Gudonis, which we refer to as the Gudonis Agreement, pursuant to which Mr. Gudonis agreed to continue serving us as our Chief Executive Officer. Mr. Gudonis’ base salary under the Gudonis Agreement was $247,200, which was subsequently increased to $300,000. During the term, Mr. Gudonis is eligible to receive an annual bonus of up to 75% of his base salary, with the actual amount to be determined by the board of directors and the compensation committee based upon Mr. Gudonis and us meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the board of directors.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at will, for a three (3) year term expiring on December 31, 2023 that may be renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing. In the case of termination without cause, then we are required to pay to Mr. Gudonis (i) his base salary for twelve months plus his board approved annual incentive bonus for the year, to be paid at the usual time bonuses are paid, (ii) if Mr. Gudonis was participating in our group health plan immediately prior to the date of termination and he elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, health continuation, then we are required to pay to Mr. Gudonis a monthly cash payment for twelve (12) months or Mr. Gudonis’ COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Gudonis if he had remained employed by us, and (iii) all stock options and other stock-based awards held by Mr. Gudonis which would have vested if employment had continued for twelve (12) additional months will vest and become exercisable or non-forfeitable. The payment by us of Mr. Gudonis’ base salary may be made either by a lump sum or in equal installments. Additionally, if such termination without cause occurs within 12 months after the occurrence of a change in control, then notwithstanding anything to the contrary in any applicable option agreement or stock- based award agreement, all stock options and other stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination.

David A. Henry:

On April 22, 2021, we entered into a renewed employment agreement with Mr. Henry, which we refer to as the Henry Agreement, pursuant to which Mr. Henry agreed to continue to serve us as Chief Financial Officer. Mr. Henry’s annual base salary under the Henry Agreement is $221,500, which was subsequently increased to $228,145 for 2022 and to $260,000 in March 2023. This base salary shall be determined annually by our Chief Executive Officer. During the term, which is for two years with an automatic one-year renewal, Mr. Henry is eligible to receive cash incentive compensation as determined annually by the Chief Executive Officer and the board of directors. Mr. Henry’s target annual incentive compensation is 75% of his base salary, as determined annually by the Chief Executive Officer and the compensation committee. Concurrent with his salary change in March 2023, Mr. Henry’s target incentive compensation was reduced to 55% of base salary for 2023.

As set forth in the Henry Agreement, Mr. Henry’s employment is at will, with no specific end date, though in the case of termination without cause then (i) we are required to pay Mr. Henry an amount equal to 75% of the sum of the base salary plus his board approved annual incentive bonus for the year (excluding any signing bonuses), (ii) all stock options and other stock-based awards held by Mr. Henry which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for nine (9) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Henry is terminated without cause within the 12 months following a change in control, then, in lieu of the prior payments referenced, (i) we are required to pay Mr. Henry an amount equal to 100% of the sum of his base salary plus his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Henry become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for twelve (12) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.

Harry Kovelman:

On September 24, 2020, we entered into a change in control and severance agreement with Mr. Kovelman with an effective date of October 19, 2020, which we refer to as the Kovelman Agreement. During the term, which is for at least one year, in the case of termination without cause or termination by the executive for Good Reason, then subject to a signed separation agreement containing among other things a general release of claims in our favor and non-disparagement provisions (i) we are required to pay Mr. Kovelman an amount equal to 50% of the sum of the base salary plus a pro rata portion of his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Kovelman which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Kovelman is terminated without cause within the 12 months following a change in control, then, subject to the execution of an irrevocable separation agreement and release by the executive, in lieu of the prior payments referenced, we re required to pay Mr. Kovelman an amount equal to 50% of the sum of his base salary plus the pro rata portion of his board approved annual incentive bonus for the year, ii) all stock options and other stock-based awards held by Mr. Kovelman will vest and become exercisable or non-forfeitable, (iii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six (6) months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments over nine (9) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.

Notwithstanding the foregoing, in the event that any compensation, payment or distribution by us to or for the benefit of Mr. Kovelman calculated in a manner consistent with Section 280G of the Internal Revenue Code (the “Code”) and the applicable regulations thereunder, would be subject to excise tax imposed by Section 4999 of the Code, then the aggregate payments shall be reduced (but not below zero) so that the sum of all the aggregate payments shall be $1.00 less than the amount at which Mr. Kovelman becomes subject to the excise tax imposed by Section 4999 of the Code, provided that such reduction shall only occur if it would result in a higher after tax amount than the executive would receive if the aggregate payments were not subject to such reduction.

Outstanding Equity Awards at Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2022:

		Option Awards					Stock Awards
Name	Grant Dates	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise prices	Option Expiration Dates	Number of Shares, or Units of Stock that Have Not Vested		Market Value of Shares, or Units of Stock that Have Not Vested(6)(7)	Equity Incentive Plan Awards; Number of Shares, units or Other Rights that Have Not Vested (6)	Equity Incentive plan Awards; Market Value of Shares, Units or Other Rights that Have Not Vested ($) (6)(7)
Paul R. Gudonis	3/18/2015	694	—		$0.048	3/18/2025
	6/29/2016	208			$31.488	6/29/2026
	1/2/2018	2,666			$109.50	1/2/2028
	7/1/2020						8,750	(2)	$3,969
	6/9/2021						13,333	(3)	$6,818	20,000	$10,228
	6/8/2022						75,000	(4)	$38,555
David A. Henry	2/18/2019						265	(5)	$13
	2/19/2019	1,219	447	(1)	$40.20	2/19/2029
	7/1/2020						6,250	(2)	$3,196
	6/9/2021						6,667	(3)	$3,410	10,000	$5,114
	6/8/2022						41,500	(4)	$21,223
Harry Kovelman	11/2/2020	2,604	2,396	(1)	$4.47	11/1/2030	8,625	(5)	$4,411
	6/9/2021						2,733	(3)	$1,398	4,100	$2,097
	6/8/2022						28,000	(4)	$14,319

(1)	The options vest 25% on the one-year anniversary of the grant date, and the remainder vest in equal monthly installments over the 36-month period thereafter following the grant date.
(2)	RSU’s vest 50% on the first anniversary of the grant date and thereafter in equal annual installments over two years.
(3)	RSU’s vest in three equal annual installments.
(4)	RSU’s vest in two equal annual installments.
(5)	RSU’s vest 25% on the first anniversary of the grant date and thereafter in equal monthly installments over three years.
(6)

Represents the target number of RSU’s vesting based on the Company’s total shareholder return (TSR) compared to a group of peer companies. The measurement period is June 9, 2021 to March 9, 2024, with any RSU’s earned vesting on June 9, 2024. The maximum number of RSU’s shall vest if the Company’s TSR is greater than the 75th percentile of the range between the highest and lowest TSR’s of the peer group. No RSU’s shall vest so long as the Company’s TSR is below the 25th percentile of the range between the highest and lowest TSR’s of the peer group.

(7)

The market value is calculated by multiplying $0.5114, the closing price of a share of our common stock on the last trading day of 2022 (December 31, 2022) as reported on NYSE American, by the target number of unvested units.

Pay for Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our chief executive officer (our principal executive officer, or PEO) and our other named executive officers and certain financial performance of the Company. The following table depicts the relationship between total compensation per the Summary Compensation Table, compensation actually paid, value of a $100 fixed investment based on total shareholder return and net income (loss) for the years ended December 31, 2022 and 2021.

	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	$ Millions Net Income (Loss)
2022	$526,043	$181,004	$352,833	$190,091	$7.60	$(10.7)
2021	$957,572	$1,030,402	$532,671	$647,757	$101.71	$(10.4)

(1)	For 2022 and 2021, our PEO was Paul Gudonis. For 2022 and 2021, our non-PEO named executive officers were David Henry and Harry Kovelman.
(2)

Compensation actually paid represents total compensation per the Summary Compensation table, less the grant date fair value of equity awards in each year, plus (i) the fair value at the end of each year of grants in that year, (ii) the change in fair value of restricted stock unit and stock option grants compared to the fair values at the end of the previous year, and (iii) the change in fair value from the vesting date to the end of each year of grants vested during each year presented.

(3)	Based on the market price for our common stock of $6.73 on December 31, 2020, $6,845 on December 31, 2021 and $0.5114 on December 30, 2022.

In our view, the decrease in the value of a fixed $100 investment during the year ended December 31, 2022 is reflective of our available liquidity, slowing revenue growth in 2022 brought about by slower growth in our patient pipeline during 2021 and the broad decline in company valuations brought about by a slowing global economy and inflationary pressures. The value of a $100 investment in our common stock in 2022 decreased by 93% compared with the value of a $100 investment in 2021. The decrease in the value of a $100 investment in our common stock in 2022 was reflected in the compensation actually paid to our executive officers. The compensation actually paid to our executive officers in 2022 decreased by 83% for the chief executive officer and 71% for the average of the named executive officers during 2022 compared with 2021.

PROPOSAL THREE ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF ADVISORY (NON-BINDING) VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on an advisory (non-binding) basis, for their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules. By voting on this Proposal Three, stockholders may indicate whether they would prefer that we seek future advisory votes on compensation of our named executive officers once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

In consideration of the Company’s compensation practice, which provides greater weight in an executive’s compensation to variable compensation, as opposed to base salary, our board has determined that an advisory vote on executive compensation that occurs every three years is appropriate for a company of our size. Therefore, our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. We recognize that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes on executive compensation of named executive officers.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to this proposal.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve this proposal. The option receiving of the most affirmative votes will be considered the option recommended by the stockholders to our board of directors regarding the frequency of advisory votes on the compensation of our named executive officers. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “THREE” YEARS FOR AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Marcum LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023, and we are asking you and other stockholders to ratify this appointment. Marcum LLP has audited our financial statements since 2015.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of Marcum LLP. In the event that stockholders do not ratify this appointment of Marcum LLP, we will review our future appointment of Marcum LLP.

We expect that a representative of Marcum LLP will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent

Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Marcum LLP for audit, audit-related, tax and all other services rendered for 2022 and 2021:

Fee Category	2022	2021
Audit Fees	$206,156	$194,890
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$206,156	$194,890

Audit Fees. Audit fees consist of fees billed for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with registration statements. Included in the 2022 audit fees is $14,417 associated with the preparation of a comfort letter associated with our At-Market Sales facility and $10,300 associated with the Form S-1 we filed in December 2022. Included in the 2021 audit fees is $23,175 related to the filing of our shelf registration statement on Form S-3 and prospectus for our At-Market Sales facility.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees”.

Tax Fees. Consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The audit committee pre-approves all services performed.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of Marcum LLP. Abstentions will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the Board of Directors (the “Board”) of Myomo, Inc. (the “Company”). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the NYSE American. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. The Board has designated Ms. Knapp as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for 2022 and met with management, as well as with representatives of Marcum LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Marcum LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Marcum LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for 2021 be included in its Annual Report on Form 10-K for 2022.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee

Amy Knapp (Chairperson)

Thomas A. Crowley, Jr.

Thomas F. Kirk

PROPOSAL FIVE APPROVE AMENDMENT NO.2 TO THE MYOMO, INC 2018 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 6, 2023, the Board of Directors adopted, subject to stockholder approval, Amendment No. 2 (the “Plan Amendment”) to the Myomo, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan” and as amended, the “Amended 2018 Plan”). The Plan Amendment increases the number of shares reserved for issuance by 1,100,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), to an aggregate of 2,281,755 shares of Common Stock under the Amended 2018 Plan (inclusive of the Annual Evergreen Increase (as defined below) on each of January 1, 2019 through January 1, 2023, under the 2018 Plan). Other than such proposed increase in the number of shares reserved for issuance, there are no other amendments to the Amended 2018 Plan. The Amended 2018 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. Copies of the Plan Amendment and, as amended, the Amended 2018 Plan, are attached as Exhibit A to this proxy statement and is incorporated herein by reference.

As of March 31, 2023, there were stock options to acquire 28,327 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $41.41 per share and a weighted average remaining term of 6.2 years. In addition, as of March 31, 2023, 681,884 full value awards in the form of unvested restricted stock units were outstanding under our equity compensation plans. As of March 31, 2023, there were 155,082 shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Amended 2018 Plan

The material features of the Amended 2018 Plan are:

•

The number of shares of common stock available for awards under the Amended 2018 Plan shall be equal to 2,281,755 shares (the “Initial Limit”); plus on January 1, 2024 and each January 1 thereafter, the number of shares of common stock reserved and available for issuance under the Amended 2018 Plan will be cumulatively increased by 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or such lesser number of shares of common stock determined by management in consultation with members of the Board of Directors, including the compensation committee (the “Annual Increase”);

•

Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under our Amended 2018 Plan, our 2016 Equity Incentive Plan (the “2016 Plan”), our 2004 Stock Option and Incentive Plan (the “2004 Plan”) and our 2014 Stock Option and Grant Plan (the “2014 Plan”) are added back to the shares of common stock available for issuance under the Amended 2018 Plan;

•	Shares of common stock reacquired by us on the open market will not be added to the reserved pool under the Amended 2018 Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•

Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced, and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the Amended 2018 Plan is subject to approval by our stockholders; and

•	The term of the Amended 2018 Plan will expire on June 19, 2028.

Based solely on the closing price of our common stock as reported by the NYSE American on March 31, 2023 of $0.75 and the maximum number of shares that would have been available for awards as of such date under the Amended 2018 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2018 Plan is $116,312. The shares we issue under the Amended 2018 Plan will be authorized but unissued shares or shares of common stock that we reacquire.

Rationale for Share Increase

The Amended 2018 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Because we completed an equity offering on January 12. 2023, the additional shares issued in that offering were not included in the calculation of the Annual Increase in the shares available to grant under our Amended 2018 Plan which was done on January 1, 2023. This proposal provides additional shares under the plan as if the equity offering was completed and pre-funded warrants were exercised before January 1, 2023. In addition, this proposal adds additional shares available to grant under the Amended 2018 Plan to help offset the shortfall between the Annual Increase provision of 4% and the ISS burn rate for non-Russell 3000 health care equipment companies of 8.7%. The components of the requested increase are as follows:

Shares Requested
4% of 20,000,000 shares of common stock and pre-funded warrants sold in January 2023 equity offering	800,000
Shares to address difference between Annual Increase provision and ISS burn rate	300,000

Total (1)	1,100,000

(1)	Total represents approximately 4% of our common stock and pre-funded warrants outstanding as of March 31, 2023

Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

Burn rate

The following table sets forth information) regarding historical awards granted and earned for the 2020 through 2022 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2020	2021	2022
Stock Options Granted	5,000	9,250	1,700
Black Sholes Value of Options Granted(1)	$18,650	$76,960	$11,764
Full-Value Awards Granted	294,530	141,395	340,923
Value of Full-Value Awards Granted(2)	$1,982,187	$967,849	$174,212

Total Value of Awards Granted	$2,000,837	$1,044,809	$185,976
Weighted average common shares outstanding during the fiscal year	3,329,618	5,830,353	7,051,447
Value of weighted average common shares outstanding during the fiscal year(2)	$22,408,329	$39,908,766	$3,603,289
Value-Adjusted Burn Rate	8.9%	2.6%	5.2%
Three-Year Average Value Adjusted Burn Rate(3)		5.6%

(1)	Based on average grant date fair values per share of $3.73, $8,32 and $6.92 for the fiscal years ended December 31, 2020, 2021 and 2022, respectively
(2)	Based on closing stock prices of $6.73, $6.845, and $0.511 at December 31, 2020, 2021 and 2022, respectively.
(3)

As illustrated in the table above, our three-year average value adjusted burn rate for the 2020-2022 period was 5.6%, which is below the ISS industry category burn rate threshold of 8.7% for non-Russell 3000 health care equipment companies.

If our request to increase the share reserve under the Amended 2018 Plan is approved by stockholders, we will have approximately 1,255,082 shares available for grant after the 2023 Annual Meeting, which increases the share reserve by 1,100,000 shares. Our Compensation Committee determined the size of reserved pool under the Amended 2018 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and directors and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, when combined with the existing evergreen provision in the plan. it will be sufficient to provide equity incentives to attract, retain, and motivate employees for approximately the next two years.

Summary of the Amended 2018 Plan

The following description of certain features of the Amended 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended 2018 Plan, which is attached hereto as Exhibit A.

Administration. The Amended 2018 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2018 Plan. The Compensation Committee may delegate to our chief executive officer or another executive officer or a committee comprised of the chief executive officer and another officer or officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended 2018 Plan, subject to the discretion of the administrator. As of March 31, 2023, approximately 101 individuals were eligible to participate in the Amended 2018 Plan, which includes 4 executive officers, 90 employees who are not executive officers, 5 non-employee directors and 2 consultants. There are certain limits on the number of awards that may be granted under the Amended 2018 Plan. For example, the maximum number of shares that may be granted in the form of incentive stock options may not exceed the Initial Limit, cumulatively increased each January 1 by the lesser of the Annual Increase for such year or 1,000,000 shares.

Director Compensation Limit. The Amended 2018 Plan provides that the value of all awards awarded under the Amended 2018 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The Amended 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended 2018 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. The Amended 2018 Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended 2018 Plan, all awards will terminate in connection with a sale event unless they are assumed, substituted, or continued by the successor entity. To the extent the parties to the sale event do not provide for awards under the Amended 2018 Plan to be assumed, substituted or continued by the successor entity, (i) awards of stock options and stock appreciation rights will become exercisable prior to their termination, (ii) all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and (iii) all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In the case of such termination, (i) holders of options and stock appreciation rights will be provided with notice and an opportunity to exercise and/or (ii) the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share consideration and the exercise price of the options or stock appreciation rights (to the extent then exercisable in prices not in excess of the per share consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. Unless otherwise determined by our board of directors, any repurchase rights or other rights of the Company that relate to an award will continue to apply to consideration (including cash) that has been substituted, assumed, amended or paid in connection with a sale event.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2018 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2018 Plan, to certain limits in the Amended 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended 2018 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended 2018 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NYSE, any amendments that materially change the terms of the Amended 2018 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan Amendment was approved by our board of directors on March X, 2020. Awards of incentive options may be granted under the Amended 2018 Plan until April 20, 2028. No other awards may be granted under the Amended 2018 Plan after the date that is ten years from the date of stockholder approval of the 2018 Plan.

New Plan Benefits

Because the grant of awards under the Amended 2018 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2018 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Paul R. Gudonis, President and Chief Executive Officer	—	—	$186,262	83,302
David Henry, Chief Financial Officer	—	—	$111,545	49,797
Harry Kovelman, Chief Medical Officer	—	—	$78,440	34,987
All current executive officers as a group	—	—	$455,688	203,510
All current directors who are not executive officers, as a group	—	—	$—	—
All current employees who are not executive officers, as a group	$8.00	1,700	$270,298	137,413

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such stock award. Represents the weighted-average exercise price for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2018 Plan. It does not describe all federal tax consequences under the Amended 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Amended 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended 2018 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	29,605	$40.50	74,120
Equity compensation plans not approved by stockholders	—	$—	—
Total	29,605	$40.50	74,120

(1)	Since RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.
(2)

Represents the shares remaining available for issuance under the Amended 2018 Plan, excluding the shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The Amended 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended 2018 Plan, the Company’s 2016 Equity Incentive Plan, the Company’s 2014 Stock Option and Incentive Plan and the Company’s 2004 Stock Option and Grant Plan are added back to the shares available for grant.

Vote Required

The affirmative vote of a majority of shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required for the approval of the Plan Amendment. Abstentions have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 2 TO THE MYOMO, INC. 2018 STOCK OPTION AND INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2021, to which we were a party or will be a party, including in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written policy that requires all transactions between us and any director, director nominee, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K under the Securities Act) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

All of the transactions described below that occurred prior to our initial public offering were entered into prior to the adoption of this written policy but each was approved by our board of directors. Prior to our board of directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our board of directors, and the transaction was not approved by our board of directors unless a majority of the directors approved the transaction.

GRE Arrangement

We sell our products to GRE, an orthotics and prosthetics practice whose ownership includes Jonathan Naft, who was an executive officer of our company until his departure from such position on March 31, 2021. Effective with Mr. Naft’s departure, GRE is no longer considered a related party. We sell to GRE at standard list prices. Sales to GRE during the year ended December 31, 2021 (for the portion of the year considered a related party) were approximately $25,900. We also obtain consulting and fabrication services from GRE. Charges for these services during the year ended December 31, 2021 (for the portion of the year considered a related party) amounted to approximately $112,900.

Indemnification Agreements

We have agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

TRANSACTION OF OTHER BUSINESS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Corporate Secretary at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 30, 2022. Such proposals must be delivered to our Corporate Secretary at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the 2023 Annual Meeting, or April 8, 2023.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MYO
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MYOMO INC.
Annual Meeting of Stockholders
For Stockholders of record as of April 12, 2023
TIME: Wednesday, June 7, 2023 9:00 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MYO for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Paul Gudonis and David Henry (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MYOMO INC. which the undersigned is entitled to vote at said meeting and any adjournment thereof or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MYOMO INC.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH NOMINEE IN PROPOSAL 1 FOR PROPOSALS 2, 4 AND 5
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 3 YEARS.
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Elect the nominees for Class III directors, who are named in the Proxy Statement to hold office until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal
FOR WITHHOLD
1.01 Paul Gudonis FOR
#P2# #P2#
1.02 Thomas F. Kirk FOR
#P3# #P3#
FOR AGAINST ABSTAIN
2. Approve in an advisory (non-binding) vote, the compensation of our named executive FOR officers as disclosed in the Proxy Statement; #P4# #P4# #P4#
1YR 2YR 3YR ABSTAIN
3. Approve the frequency of advisory (non-binding) votes on the compensation of our 3 YEARS named executive officers; #P5# #P5# #P5# #P5#
FOR AGAINST ABSTAIN
4 Ratify the appointment of Marcum LLP as our independent registered public FOR accounting firm for the fiscal year ending December 31, 2023; #P6# #P6# #P6#
5. Approve the adoption of Amendment No. 2 to the Myomo 2018 Stock Option and FOR Incentive Plan (the “Amended 2018 Plan”), which increases the shares available under#P7# #P7# #P7# the Amended 2018 Plan by 1,100,000 shares; and
6. Transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date